                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 POPULAR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  POPULAR, INC.
                                 P.O. BOX 362708
                        SAN JUAN, PUERTO RICO 00936-2708

                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 25, 2000

                       ----------------------------------

To the Stockholders of Popular, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Popular, Inc. (the "Meeting") for the year 2000 will be held at 10:30 a.m. on Tuesday, April 25, 2000, on the third floor of the Centro Europa Building, in Santurce, Puerto Rico, to consider and act upon the following matters:

         (1) To elect four (4) directors of Popular, Inc. (the "Corporation") for a three-year term; and

         (2) To transact any and all other business as may be properly brought before the Meeting or any adjournments thereof. Management at present knows of no other business to be brought before the Meeting.

         Stockholders of record at the close of business on March 6, 2000, are entitled to notice of and to vote at the Meeting.

         You are cordially invited to attend the Meeting. Whether you plan to attend or not, please sign and return the enclosed proxy so that the Corporation may be assured of the presence of a quorum at the Meeting. A postage-paid envelope is enclosed for your convenience. REMEMBER THAT YOU CAN VOTE BY TELEPHONE OR BY INTERNET; FOR FURTHER DETAILS PLEASE REFER TO THE ENCLOSED PROXY CARD.

         San Juan, Puerto Rico, March 15, 2000.

                                           By Order of the Board of Directors,

                                                 SAMUEL T. CESPEDES
                                                      Secretary

                                  POPULAR, INC.
                                 P.O. BOX 362708
                        SAN JUAN, PUERTO RICO 00936-2708

                           --------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, APRIL 25, 2000

                           --------------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Popular, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at 10:30 a.m. on Tuesday, April 25, 2000, on the third floor of the Centro Europa Building, in Santurce, Puerto Rico, and any adjournments thereof. Enclosed with this Proxy Statement is the Corporation's Annual Report (the "Annual Report"), including the financial statements for the year ended December 31, 1999, duly certified by PricewaterhouseCoopers LLP as independent public accountants. This Proxy Statement, the enclosed Annual Report, the Notice of Annual Meeting of Stockholders and the form of proxy are being sent to stockholders on or about March 15, 2000. Shareholders are entitled to vote by telephone or by Internet following the detailed instructions included in the Proxy Card, as authorized by the Puerto Rico Corporation Law and the Bylaws of the Corporation.

         Properly executed proxies received by the Secretary of the Corporation will be voted at the Meeting in accordance with the instructions which appear therein and for the purposes indicated on the Notice of Meeting. The Board of Directors does not intend to present any business at the Meeting other than that described in the Notice of Meeting. The Board of Directors at this time knows of no other matters which may come before the Meeting. However, if any new matters requiring the vote of the stockholders are properly presented before the Meeting, proxies may be voted with respect thereto in accordance with the best judgment of Proxyholders, under the discretionary power granted by stockholders to their proxies in connection with general matters.

                             SOLICITATION OF PROXIES

         In addition to solicitation by mail, management may participate in the solicitation of Proxies by telephone, personal interviews or otherwise. The Board of Directors has engaged the firm of Georgeson & Company Inc. to aid in the solicitation of Proxies. The cost of solicitation will be borne by the Corporation and is estimated at $6,500.

                              REVOCABILITY OF PROXY

         Any stockholder giving a proxy has the power to revoke it before the proxy is exercised. At the Meeting the grantor may revoke the proxy by reclaiming the right to vote the shares of stock registered in the grantor's name or by notice of revocation in writing to the President or Secretary of Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 00936-2708, delivered before the proxy is exercised.

                                VOTING SECURITIES

         The only outstanding voting securities of the Corporation are its shares of common stock (the "common stock"), each share of which entitles the holder thereof to one vote. Only common stockholders of record at the close of business on March 6, 2000 (the "Record Date"), will be entitled to vote at the Meeting and any adjournments thereof. On the Record Date there were 135,763,765 shares of common stock of Popular, Inc. issued and outstanding. The shares covered by any such proxy that is properly executed and received by management before 10:30 a.m. on the day of the Meeting will be voted.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Corporation is necessary to constitute a quorum at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Corporation as members of the vote-counting committee for the Meeting. For purposes of determining a quorum, the members of the vote-counting committee will treat abstentions and brokers non-votes as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has expressly indicated in the proxy that it does not have discretionary authority to vote on a particular matter. As to the election of Directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors will be elected by a majority of the votes cast. Therefore, abstentions and broker non-votes will not have an effect on the election of directors of the Corporation.

                             PRINCIPAL STOCKHOLDERS

         Following is the information, to the extent known by the persons on whose behalf this solicitation is made, with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Corporation to be the beneficial owner of more than five percent (5%) of the Corporation's voting securities.

                                                                                   Amount and nature               Percent
                                                                                    of beneficial                     of
Title of Class       Name and address of beneficial owner                             ownership (1)               Class (2)
--------------       ------------------------------------                         -----------------               ---------
Common              Banco Popular de Puerto Rico (the "Bank")
                        As Trustee for Banco Popular de Puerto
                        Rico Retirement Plan                                           5,672,860

                    The Bank as Trustee for the Profit Sharing Plan
                      for the Employees of Banco Popular de Puerto
                      Rico                                                             5,320,208
                                                                                      ----------
                                                                                      10,993,068 (3)               8.0972

Common              State Farm Mutual Automobile Insurance
                      Company                                                          7,749,124 (4)               5.7078


-----------------------

(1)      As of February 29, 2000.
(2)      Based on 135,763,765 shares of common stock outstanding.
(3) The Bank, as Trustee, administers both Plans through their Administrative Committees, with sole voting and investment power.
(4) On February 5, 2000 State Farm Mutual Automobile Insurance Company ("State Farm") and affiliated entities filed a joint statement on
         Schedule 13-G with the Securities and Exchange Commission reflecting their holdings as of December 31, 1999. According to said statement, State Farm and its affiliates might be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. State Farm and its affiliates could also be deemed to be the beneficial owners of 7,749,124 shares of Popular, Inc. However, State Farm and each such affiliate disclaim beneficial ownership as to all shares as to which each such person has no right to receive the proceeds of sale of the shares, and also disclaim that they constitute a "group".

                     SHARES BENEFICIALLY OWNED BY DIRECTORS,

     NOMINEES AND EXECUTIVE OFFICERS OF THE CORPORATION AND ITS SUBSIDIARIES

         Following is the information, as of February 29, 2000, as to equity securities of the Corporation beneficially owned by all current directors, nominees, the most highly compensated Executive Officers of the Corporation and its subsidiaries who are not directors and the total owned by directors, nominees and all Executive Officers of the Corporation and its subsidiaries as a group:

                                  COMMON STOCK

                                                        Title               Amount and Nature                    Percent of
   Name                                               of class          of Beneficial Ownership                   class(1)
   ----                                               --------          -----------------------                  ---------
Alfonso F. Ballester ...................               Common                   1,395,173(3)                      1.0276
Juan J. Bermudez .......................               Common                     466,831(4)                       .3439
Francisco J. Carreras ..................               Common                      15,506                          .0114
Richard L. Carrion .....................               Common                   1,106,490(5)                       .8150
David Chafey Jr ........................               Common                      81,687                          .0602
Antonio Luis Ferre .....................               Common                   2,915,695(6)                      2.1476
Hector R. Gonzalez .....................               Common                     614,416(7)                       .4526
Jorge A. Junquera ......................               Common                      62,345(8)                       .0459
Manuel Morales Jr ......................               Common                     727,330(9)                       .5357
Alberto M. Paracchini ..................               Common                     113,490(10)                      .0836
Francisco M. Rexach Jr .................               Common                     192,916(11)                      .1421
J. Adalberto Roig Jr ...................               Common                     476,735(12)                      .3512
Felix J. Serralles Jr ..................               Common                     429,660(13)                      .3165
Julio E. Vizcarrondo Jr ................               Common                   1,181,766(14)                      .8705
Maria Isabel P. de Burckhart ...........               Common                      65,269(15)                      .0481
Roberto R. Herencia ....................               Common                      12,687                          .0093
Larry B. Kesler ........................               Common                      45,106                          .0332
Humberto Martin ........................               Common                      75,038                          .0553
Emilio E. Pinero .......................               Common                      38,243                          .0282
Carlos Rom Jr ..........................               Common                      24,388(16)                      .0180
Carlos J. Vazquez ......................               Common                     104,186(17)                      .0767
Kenneth McGrath ........................               Common                       3,953                          .0029
Cameron E. Williams ....................               Common                         200                          .0001

All Directors and Executive Officers
 of the Corporation and its subsidiaries
  as a group ...........................               Common                  10,149,110                         7.4756

                                 PREFERRED STOCK

                                                        Title               Amount and Nature                    Percent of
   Name                                               of class          of Beneficial Ownership                   class(2)
   ----                                               --------          -----------------------                  ---------
Alberto M. Paracchini ..................               Preferred                    7,000                          .1750
Carlos J. Vazquez ......................               Preferred                    4,568(18)                      .1142

All Directors and Executive Officers
 of the Corporation as a group .........               Preferred                   11,568                          .2892

(1)      Based on 135,763,765 shares of common stock outstanding.
(2)      Based on 4,000,000 shares of preferred stock outstanding.
(3) Mr. Ballester owns 1,391,173 shares and has indirect investment power over 4,000 shares owned by his wife. Excludes 1,187,988 shares owned by his sister, as to all of which shares Mr. Ballester disclaims beneficial ownership.
(4) Excludes 12,745 shares owned by his wife, as to which Mr. Bermudez disclaims beneficial ownership.
(5) Mr. Carrion owns 299,740 shares and also has indirect investment power over 24,421 shares owned by his children. Junior Investment Corporation owns 4,372,999 shares of the Corporation. Mr. Carrion owns 17.89% of the shares of said corporation.
(6) Mr. Ferre has direct or indirect investment and voting power as to 2,915,695 shares of the Corporation. Mr. Ferre owns 2,633 shares and has indirect investment and voting power over 513,880 shares owned by ALFRA Investment Corp., 3,200 shares owned by South Management, Inc.
         and 400 shares owned by his wife. Mr. Ferre owns 85.12% of Ferre
         Investment Fund, Inc., which owns 950,870 shares of the Corporation.
         Ferre Investment Fund, Inc. and ALFRA Investment Corporation in turn own 69.39% and 20.57%, respectively, of El Dia, Inc., which owns
         1,444,712 shares of the Corporation.
(7) Mr. Gonzalez owns 585,064 shares and has voting and investment power over 29,352 shares of the Corporation owned by TPC Financial Services, Inc. of which he has control.
(8) Mr. Junquera owns 61,635 shares and has indirect investment power over 211 shares owned by his wife and over 499 shares owned by his children.
(9) Mr. Morales owns 319,722 shares and has voting power over 407,608 shares owned by his parents, as their attorney-in-fact.
(10) Excludes 1,264 shares owned by his wife, as to which Mr. Paracchini disclaims beneficial ownership.
(11)     Mr. Rexach owns 85,416 shares and has indirect voting power over 93,500 shares owned by his mother, as her attorney-in-fact, and over 14,000 shares held by Capital Assets, Inc. as President and shareholder.
(12) Mr. Roig owns 451,547 shares and has indirect voting power over 25,188 shares owned by his wife.
(13) Mr. Serralles owns 226,752 shares, and has indirect voting power over 10,292 shares owned by his wife. Mr. Serralles owns 100% of the shares of each of Capitanejo, Inc. and Fao Investments, Inc., which own
         117,020 and 5,596 shares, respectively, of the Corporation and has indirect ownership of 70,000 shares owned by Destileria Serralles, Inc.
(14) Mr. Vizcarrondo owns 202,179 shares and has indirect voting power over 184,576 shares owned by his wife. Mr. Vizcarrondo's wife owns 18.18% of the shares of Junior Investment Corporation, which owns 4,372,999 shares of the Corporation. Mr. Vizcarrondo has indirect voting and investment power over 1,334 shares held in trust by Vicar Enterprises, Inc. for the benefit of his children, for which he disclaims beneficial ownership. Mr. Vizcarrondo also disclaims beneficial ownership over 131,278 shares owned by DMI Pension Trust, where he serves as trustee and member of the investment committee.
(15) Mrs. Burckhart owns 62,274 shares and has indirect voting power over 2,995 held by her husband as custodian for her daughters.
(16) Mr. Rom owns 23,756 shares and has indirect voting power over 145 shares owned by his wife and 487 shares held by him as custodian for various members of his family.
(17) Mr. Vazquez owns 10,526 shares and has investment authority over 93,660 shares held by various family members.
(18) Mr. Vazquez has investment authority over 4,568 preferred shares held by various family members.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and named executive officers to file with the Securities and Exchange Commission (SEC) reports of ownership and changes in ownership of common stock of the Corporation. Officers and directors are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such reports furnished to the Corporation or written representations that no other reports were required, the Corporation believes that, with respect to 1999, all filing requirements applicable to its officers and directors were complied with except for one report, covering one transaction, filed late by each of Messrs. Juan J. Bermudez and Felix J. Serralles Jr., both directors of the Corporation.

                       BOARD OF DIRECTORS AND COMMITTEES;
                              ELECTION OF DIRECTORS

         The Certificate of Incorporation and the Bylaws of the Corporation establish a classified Board of Directors pursuant to which the Board of Directors is divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year. Each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected or until his successor has been elected and qualified. To better balance the three classes in accordance with the Certificate of Incorporation and Bylaws of the Corporation, one director previously assigned to "Class 2" and two directors previously assigned to "Class 3" are nominated for election as set forth below.

         At the Meeting, four (4) directors assigned to "Class 1" are to be elected to serve until the 2003 Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified. The remaining eight directors of the Corporation will serve as directors, as follows: until the 2001 Annual Meeting of Stockholders of the Corporation, in the case of those three directors assigned to "Class 2", and until the 2002 Annual Meeting of Stockholders, in the case of those five directors assigned to "Class 3", or in each case until their successors are elected and qualified.

         The policy of the Board of Directors, as set forth in a resolution adopted on January 8, 1991, provides that no person shall be nominated for election or reelection as director of the Board if, at the date of the Annual Meeting of Stockholders or during the term to be served, such person would attain seventy two (72) years of age. Messrs. Alfonso F. Ballester and J. Adalberto Roig Jr. would attain seventy two (72) years of age during the term to be served. In accordance with Board policy, Messrs. Ballester and Roig will not be nominated for reelection as directors. Mr. Luis E. Dubon Jr, resigned from the Board of Directors of the Corporation as of February 23, 2000. Mr. Dubon's decision was not due to disagreement with the Corporation on any matter relating to the Corporation's operations, policies or practices. Mr. Dubon was member of "Class 2" of the Board of Directors.

         The people named as proxies in the accompanying Form of Proxy have advised the Corporation that, unless otherwise instructed, they intend to vote at the Meeting the shares covered by the proxies FOR the election of the four nominees named below, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares FOR the election of such substitute nominees as the Board of Directors may propose. The Corporation has no knowledge that any nominee will become unavailable for election.

         Information relating to principal occupation and business experience during the past five (5) years (including position held with the Corporation or the Bank), age and the period during which each director has served is set forth below.

                       NOMINEES FOR ELECTION AS DIRECTORS
                                CLASS 1 DIRECTORS
                            (TERMS EXPIRING IN 2003)

         JUAN J. BERMUDEZ: (62 years), Director of the Corporation since 1990. Electrical Engineer. Partner of Bermoedez and Longo, S.E., Unicenter, S.E., Unieast, S.E., Unigardens, S.E., Clearview, S.E., Placid Park, S.E. and PCME Commercial, S.E. Principal Stockholder and Director of BL Management, Corp., Paseomar Corp., PCME Development, Inc., G.S.P. Corp., Unimanagement Corp., LBB Properties, Inc. and Homes Unlimited Corp. Director of the Bank, Popular Securities, Inc., Popular Leasing & Rental, Inc., Popular Finance, Inc. and Popular Mortgage, Inc. Chairman of the Trust Committee of the Bank.

         RICHARD L. CARRION: (47 years), Director of the Corporation since 1990. Chairman, President and Chief Executive Officer ("CEO") of the Corporation and the Bank. Chairman of Popular International Bank, Inc., Popular North America, Inc., Banco Popular North America and Popular Cash Express, Inc. Chairman of the Board of Trustees of Fundacion Banco Popular, Inc. Director of Equity One, Inc., Popular Finance, Inc., Popular Leasing & Rental, Inc., Popular Mortgage, Inc., Popular Securities, Inc., Banco Fiduciario, S.A. and GM Group, Inc. Member of the International Olympic Committee. President of the Puerto Rico Olympic
Trust and Member of the Puerto Rico Olympic Committee. Member of the Board of Directors of Bell Atlantic Corporation (a registered public company) and member of the Benefits & Human Resources Committee of Bell Atlantic Corporation. Member of the Board of Trustees of the Puerto Rico Committee for Economic Development. Former Chairman and President of Puerto Rico Investors Tax-Free Fund, Inc. I, II, III, IV, V (1994 to December 1998) and of Puerto Rico Tax-Free Target Maturity Fund, Inc. I (1996 to December 1998) and II (1997 to December 1998). Former Chairman and President of Puerto Rico Investors Flexible Allocation Fund (December 1998 to January
1999). Former Member of the Board of the National Museum of American History, Smithsonian Institution (November 1997 to December 1998). Member of the Board of Directors of Telecomunicaciones de Puerto Rico, Inc. (TELPRI). Chairman of the Executive Committee of the Corporation.

         JORGE A. JUNQUERA: (51 years), Director of the Corporation since 1990. Chief Financial Officer ("CFO") of the Corporation and the Bank. Supervisor of the Financial Management Group, the U.S. Operations and the Caribbean and Latin America Expansion Group since January 1996. Supervisor of the Bank's Retail Banking Group until December 1995. Senior Executive Vice President since October 1995. President and Director of Popular International Bank, Inc. and Popular North America, Inc. since January 1996. Director and President of Banco Popular North America. Director of the Bank, Equity One, Inc., Banco Fiduciario, S.A., ATH Dominicana, S.A. and Popular Cash Express, Inc. Director of Popular Mortgage, Inc., Popular Finance, Inc. and Popular Leasing & Rental, Inc. until December 1998. Chairman of the Board of Popular Securities, Inc. President of Puerto Rico Tourism Company until February 1997 and President of Hotel Development Co. Director of YMCA and of PRISMA: El Exploratorio, Inc.

         FRANCISCO M. REXACH JR.: (62 years), Director of the Corporation since 1990. President of Ready Mix Concrete, Inc., a subsidiary of PRCC (a registered public company) until September 1997. President of Capital Assets, Inc. and of Rexach Consulting Group. Director of the Bank, Popular International Bank, Inc., Popular North America, Inc., Banco Popular North America, Banco Fiduciario, S.A., Popular Cash Express, Inc. and Equity One, Inc. Chairman of the Human Resources and Compensation Committees of the Bank and of Banco Fiduciario, S.A.

                                CLASS 3 DIRECTORS
                            (TERMS EXPIRING IN 2002)

         FRANCISCO J. CARRERAS: (67 years), Director of the Corporation since 1990. Former professor of the University of Puerto Rico. Former President of the Catholic University of P.R. Member of the Board of Trustees of Fundacion Banco Popular, Inc. Executive Director of Fundacion Angel Ramos, Inc. Chairman of the Community Reinvestment Committee of the Bank. Director of the Bank.

         DAVID H. CHAFEY JR.: (46 years), Director of the Corporation since 1996. Supervisor of the Bank's Retail Banking Group since January 1996. Supervisor of the Financial Management Group and U.S. Operations until December 1995. Senior Executive Vice President since October 1995. Chairman of Popular Securities, Inc. until January 1996. Senior Executive Vice President of Popular International Bank, Inc. and Popular North America, Inc. President of Popular International Bank, Inc. and Popular North America, Inc. until December 1995. Director of the Bank, Popular Mortgage, Inc., Popular Leasing & Rental, Inc., GM Group, Inc. and Popular Securities, Inc. Director of Equity One, Inc. and Banco Popular North America until December 1999. Chairman of the Board of Popular Finance, Inc. Chairman of the Board of Puerto Rico Telephone Authority from 1993 thru 1997. Chairman and President of Puerto Rico Investors Tax-Free Fund, Inc. I, II, III, IV, V, VI, of Puerto Rico Tax-Free Target Maturity Fund, Inc. I and II and of Puerto Rico Investors Flexible Allocation Fund since January 1999. Chairman of the Board of Grupo Guayacan, Inc. President of the San Jorge Children's Research Foundation, Inc. Vice President of the Puerto Rico Bankers Association. Director of Visa International for the Caribbean and Latin America.

         ANTONIO LUIS FERRE: (66 years), Director of the Corporation since 1984. Vice Chairman of the Board of Directors of the Corporation and the Bank. Chairman of the Board of Puerto Rican Cement Co., Inc. (a registered public company), manufacturers of cement and allied products. President and Editor of El Dia, Inc. and of Primera Hora, newspaper publishing companies. President of Advanced Graphic Printing, a commercial printing company. Chairman of the Board of Virtual, Inc., and Internet company. Director of Metropolitan Life Insurance Company (a registered company under the Investment Company Act of 1940) until December 1995.

         ALBERTO M. PARACCHINI: (67 years), Director of the Corporation since 1984. Former Chairman of the Board of Directors of the Corporation and the Bank. Former Chairman of Popular North America, Inc., Equity One, Inc., Popular Finance, Inc. and Popular Leasing & Rental, Inc. Member of the Board of Trustees of Fundacion Banco Popular, Inc. Chairman of the Board of Trustees of Sacred Heart University in San Juan, Puerto Rico. Director of Puerto Rican Cement Co., Inc. (a registered public company). Director of Equus Management Co., Inc. and Managing General Partner of Equus Gaming Co., L.P. (a registered public company). Director of Equus Entertainment Corporation, a subsidiary of Equus Gaming Co., L.P. (registered public company) and of Venture Capital Fund, Inc. Director of the Bank.

         FELIX J. SERRALLES JR.: (65 years), Director of the Corporation since 1984. President and Chief Executive Officer of Destileria Serralles, Inc., manufacturers and distributors of distilled spirits, and of its affiliate Mercedita Leasing, Inc. Director of the Bank, Popular International Bank, Inc., Popular North America, Inc., Banco Popular North America, Popular Cash Express, Inc. and Equity One, Inc.

                                CLASS 2 DIRECTORS
                            (TERMS EXPIRING IN 2001)

         HECTOR R. GONZALEZ: (66 years), Director of the Corporation since 1984. President and Chief Executive Officer of TPC Communications of PR, Inc., owner and operator of cable television systems. President and Chief Executive Officer of TPC Financial Services, Inc., TPC Cable Media, TelePonce Cable TV and Telecell Systems. Director of Damas Foundation, Inc. and Damas Hospital, Inc. Director of the Bank, Popular Finance, Inc., Popular Mortgage, Inc., Popular Leasing & Rental, Inc. and Popular Securities, Inc. Member of the Board of Trustees of Sacred Heart University in San Juan, Puerto Rico.

         MANUEL MORALES JR.: (54 years), Director of the Corporation since 1990. President of Selarom Capital Group, Inc. President of Parkview Realty, Inc., the Atrium Office Center, Inc., HQ Business Center P.R., Inc., Executrain of Puerto Rico and Office & Home, Inc. Honorary General Consul of Japan in San Juan, Puerto Rico. Member of the Board of Trustees of Sacred Heart University in San Juan, Puerto Rico, of the Caribbean Environmental Development Institute and of Fundacion Angel Ramos, Inc. Member of the Board of Directors of the Better Business Bureau. Member of the National Advisory Council-United States Small Business Administration. Member of the Board of Trustees of Fundacion Banco Popular, Inc. Dean of Consular Corps of Puerto Rico. Chairman of the Audit Committee of the Corporation and the Bank. Director of the Bank.

         JULIO E. VIZCARRONDO JR.: (65 years), Director of the Corporation since 1990. Civil Engineer. President, Partner and Chief Executive Officer of Desarrollos Metropolitanos, S.E., VMV Enterprises Corp., Resort Builders, S.E., Metropolitan Builders, S.E. and Institutional Builders, S.E., corporations engaged in the development and construction of residential, commercial, industrial and institutional projects in Puerto Rico. Director of the Bank, Popular International Bank, Inc., Popular North America, Inc., Banco Popular North America, Popular Cash Express, Inc. and Equity One, Inc.

         The Board of Directors of the Corporation met on a monthly basis during 1999. All directors except Messrs. Antonio Luis Ferre, J. Adalberto Roig Jr., Felix J. Serralles Jr. and Mr. Luis E. Dubon Jr., who was on a leave of absence from the Board from February 1999 until his resignation from the Board attended to 75% or more to the meetings of the Board of Directors and the committees of the Board of Directors on which such directors served.

                               STANDING COMMITTEES

         The Corporation's Board of Directors (the "Board") has standing Audit, Risk Management and Executive Committees. The Board of Directors of the Bank, the principal subsidiary of the Corporation, has a standing Human Resources and Compensation Committee that may review compensation matters for the Corporation. There is no standing Nominating Committee but the Executive Committee charter provides that the Executive Committee may exercise the power to nominate directors. However, in the past the Executive Committee has not exercised such function and nominations have been made by the Board.

AUDIT COMMITTEE

         The functions of the Audit Committee include reviewing the accounting principles and practices employed by the Corporation, and compliance with applicable laws and regulations. The Committee meets with the Corporation's independent external auditors to review their audit procedures, the report on their examination of the Corporation's financial statements, and their comments on the system of internal controls. Also, the Committee oversees the internal audit function and reviews the reports prepared by the Auditing Division on their examinations of the operating and business units and for any other special examinations that may be required. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management and the internal auditing division are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The external auditors are responsible for planning and carrying out a proper audit and reviews and other procedures. The members of the Audit Committee are not full-time employees of the Corporation or its subsidiaries and are not accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee is entitled to rely on the integrity of those persons and organizations within and outside the Corporation from which the Audit Committee receives information and the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary. The Committee held four meetings during the fiscal year ended December 31, 1999.

         The Committee members during 1999 were: Juan J. Bermudez, Francisco J. Carreras, Manuel Morales Jr., Alberto M. Paracchini, J. Adalberto Roig Jr. and Felix J. Serralles Jr.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

         The functions of the Human Resources and Compensation Committee include reviewing the compensation and benefits of management and employees, reviewing the policies related to the performance and compensation of management and employees, and reviewing the long-range planning for executive development and succession. The Committee held two meetings during the fiscal year ended December 31, 1999.

         The Committee members during 1999 were: Juan A. Albors, Salustiano Alvarez Mendez, Francisco J. Carreras, Hector R. Gonzalez, Alberto M. Paracchini and Francisco M. Rexach Jr. None of the members of the Committee are officers or employees of the Corporation or any of its subsidiaries.

                            COMPENSATION OF DIRECTORS

         Directors who are not employees of the Corporation and its subsidiaries were entitled to a $12,000 annual retainer. The Board has a Stock Deferment Plan, pursuant to which each outside director of the Corporation is given the option to defer all or a portion of the $12,000 annual retainer. The deferred portion, plus an additional amount of $0.25 for each dollar so deferred, is applied toward the purchase in the open market of shares of the Corporation's common stock on behalf of the director. The certificates representing such shares are retained by the Corporation until the director's term in office as a director of the Corporation (and the Bank) terminates. In addition, each director has the right to vote and to receive any dividends payable on the shares held for said director under the Plan, but no such shares may be sold, transferred, assigned, pledged or in any other way encumbered by the director until the certificates representing such shares are delivered to the director. In the event that a director is duly removed from office for cause, said director (1) shall be obliged to sell to the Corporation all of the shares acquired with the deferred retainer amount at a price equal to the lower of (a) the actual purchase price of said shares and (b) the market price of said shares on the date the director was discharged, and (2) shall forfeit to the Corporation any shares purchased with the Corporation's additional contribution.

         In addition, directors receive $750 for attending each Board meeting, $1,000 for attending each Executive Committee meeting and $500 for attending each of the other committee meetings. Directors who are employees do not receive fees for attending Board and committee meetings.

                                EXECUTIVE OFFICERS

         The following information sets forth the names of the executive officers (the "Executive Officers") of the Corporation including their age, business experience during the past five (5) years and the period during which each such person has served as an Executive Officer of the Corporation or the Bank.

         RICHARD L. CARRION: (47 years), Chairman, President and CEO of the Corporation. Executive Officer of the Corporation since 1990. For information about principal occupation and business experience during the past five years please refer to the Board of Directors section.

         JORGE A. JUNQUERA: (51 years), Senior Executive Vice President of the Corporation. Executive Officer of the Corporation since 1990. For information about principal occupation and business experience during the past five years please refer to the Board of Directors section.

         DAVID H. CHAFEY JR.: (46 years), Senior Executive Vice President of the Corporation. Executive Officer of the Corporation since 1990. For information about principal occupation and business experience during the past five years please refer to the Board of Directors section.

         MARIA ISABEL P. DE BURCKHART: (51 years), Executive Vice President of the Corporation. Executive Officer of the Corporation since 1990. Supervisor of the Administration Group. Executive Vice President of the Bank since January 1990. Executive Vice President of Popular International Bank, Inc. and Popular North America, Inc. Member of the Board of Trustees of Fundacion Banco Popular, Inc. Member of the Board of Directors of Fundacion Ana G. Mendez and of Puerto Rico

Community Foundation. Member of the Board of Directors of the Puerto Rico Convention Bureau from 1993 through October 1998. Secretary of the Board of Directors of the Bankers Club since 1998.

         ROBERTO R. HERENCIA: (40 years), Executive Vice President of the Corporation. Executive Officer of the Corporation since 1997. Head of the Corporation's U.S. business expansion. Executive Vice President of the Bank since January 1997. Director of Popular International Bank, Inc., Popular North America, Inc., Popular Cash Express, Inc. and Equity One, Inc. Director and Chief Operations Officer of Banco Popular North America. Senior Vice President from December 1991 to December 1996.

         LARRY B. KESLER: (62 years), Executive Vice President of the Corporation. Executive Officer of the Corporation since 1990. Supervisor of the Individual Credit Group and the Virgin Islands Region. Executive Vice President of the Bank since January 1990. Chairman of the Board of Directors of Equity One, Inc., Popular Leasing & Rental, Inc. and Popular Mortgage, Inc. Executive Vice President of Popular International Bank, Inc. and Popular North America, Inc. Director of Popular Finance, Inc.

         HUMBERTO MARTIN: (54 years), Executive Vice President of the Corporation. Executive Officer of the Corporation since 1986. Supervisor of the Operations Group. Director of ATH Dominicana, S.A. Executive Vice President of the Bank since November 1986. Executive Vice President of Popular International Bank, Inc. and Popular North America, Inc. Director of GM Group, Inc.

         EMILIO E. PINERO: (51 years), Executive Vice President of the Corporation. Executive Officer of the Corporation since 1990. Supervisor of the Commercial Banking Group. Executive Vice President of the Bank since January 1990. Director of Popular Mortgage, Inc. and Popular Leasing & Rental, Inc. Executive Vice President of Popular International Bank, Inc. and Popular North America, Inc. Member of the Board of Trustees of American Red Cross, Fundacion Luis Muaeoz Marin, Fundacion del Colegio de CPA de Puerto Rico and Jane Stern Community Library Foundation.

         CARLOS ROM JR.: (43 years), Executive Vice President of the Corporation. Executive Officer of the Corporation since 1997. Head of the Corporation's Caribbean and Latin America business expansion. Executive Vice President of the Bank since January 1997. Executive Vice President of Popular International Bank, Inc. Director of ATH Dominicana, S.A. and of Banco Fiduciario, S.A. Vice President of the Board of Directors of ATH Costa Rica, S.A. Senior Vice President from September 1995 to December 1996. Director of Marchand-ICS Group, Inc. Vice President and General Manager of Pizza Hut, a division of Pepsi Co., Inc. from July 1994 to September 1995.

         CARLOS J. VAZQUEZ: (41 years), Executive Vice President of the Corporation. Executive Officer of the Corporation since 1997. Supervisor of the Corporation's Risk Management Group. Executive Vice President of the Bank since March 1997. Director of Popular Securities, Inc. Vice President of J.P. Morgan & Co. Incorporated, Morgan Guaranty Trust Co. of N.Y., J.P. Morgan Securities Ltd. and J.P. Morgan Securities, Inc. from 1982 to 1997. President of J.P. Morgan Venezuela, S.A. from 1995 to 1997.

         SAMUEL T. CESPEDES: (63 years), Secretary of the Board of Directors. Attorney-at-Law. Proprietary partner of the law firm McConnell Valdes. Secretary of the Board of Directors of the Corporation and the Bank since 1991. Secretary of the Board of Directors of Popular North America, Inc., Equity One, Inc., Popular Leasing & Rental, Inc. and Popular Finance, Inc.

                              FAMILY RELATIONSHIPS

         Mr. Richard L. Carrion, Chairman of the Board, President and CEO of the Corporation and the Bank, is brother-in-law of Mr. Julio E. Vizcarrondo Jr.

OTHER RELATIONSHIPS, TRANSACTIONS AND EVENTS

         During 1999 the Bank engaged the legal services of the law firm of McConnell Valdes of which Mr. Samuel T. Cespedes, Secretary of the Board of Directors of the Corporation and the Bank is a partner. The amount of fees paid to McConnell Valdes did not exceed 5% of the law firm's revenues for its last full fiscal year.

         The Bank has had loan transactions with the Corporation's directors and officers, and with their associates, and proposes to continue such transactions in the ordinary course of its business, on substantially the same terms as those prevailing for comparable loan transactions with other people and subject to the provisions of the Banking Act of the Commonwealth of

Puerto Rico and the applicable federal laws and regulations. The extensions of credit have not involved and do not currently involve more than normal risks of collectibility or other unfavorable features.

                         EXECUTIVE COMPENSATION PROGRAM
         REPORT OF THE BANK'S HUMAN RESOURCES AND COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

OVERVIEW

         The Bank's Human Resources and Compensation Committee (the "Human Resources Committee") consists of six non-employee directors of the Bank. The Committee endeavors to keep abreast of competitive compensation practices with regard to salaries, incentive compensation and supplemental programs in order to assist the Corporation in attracting and retaining the most qualified executive officers whose contributions and experience help the Corporation sustain growth, thereby enhancing shareholders value.

         The Human Resources Committee evaluates and recommends to the Board the Corporation's compensation policy for the Chairman of the Board, President and CEO and the Executive Officers. The Human Resources Committee considers, among other factors, competitive pay practices for developing a stronger relationship between executive compensation and the Bank's long-term performance. It is kept apprised of such competitive pay practices by an independent consultant who conducts a periodic analysis of executive compensation of a peer group of financial institutions similar in size, scope and business orientation ( the "Peer Group"). On an annual basis the banking Peer Group used by the Committee for comparative purposes is reviewed in light of industry developments, and significant mergers/acquisitions, in order to ensure that it remains consistent with the Corporation's size and focus. The Peer Group currently consists of ten regional banking organizations with a retail banking emphasis.

         The executive compensation program for principal officers of the Corporation's subsidiaries is set according to the industry and geographical area in which each operates and is approved by the Board of Directors of each respective subsidiary.

CHAIRMAN OF THE BOARD, PRESIDENT AND CEO, MR. RICHARD L. CARRION

         On an annual basis, Mr. Carrion submits to the Corporation's Executive Committee a plan setting forth both quantitative and qualitative goals for the fiscal year, and objectives for the medium and long-term. In evaluating and setting compensation the Human Resources Committee considers the Corporation's performance with respect to the goals set forth in the plan. Therefore, the Executive Committee evaluates Mr. Carrion's performance by taking into consideration the growth of the organization, implementation of a diversification strategy, achievement of financial goals, improvements to the product and service delivery system and development of human resources. The weight and significance accorded to these factors is subjective in nature.

         Mr. Carrion participates in an annual incentive program designed to encourage the achievement of short-term financial goals and to increase shareholder value. The first incentive component could represent 15% of base salary, if the net income target is met, and if the net income target is exceeded it could reach 25%. Although the threshold continues to be 100% of target, the Human Resources Committee may recommend a discretionary bonus if results obtained are at least 95% of the pre-established net income target. The second component, which is based on return on equity (ROE) and is designed to encourage an increase in shareholder value, could range from 5% to 30% of base salary, depending on the ROE obtained. Additionally, the bonus award may be increased by 25% when shareholder return exceeds 20% annually for a consecutive three-year period. Total shareholder return is calculated by taking into account the compounded annual yield of the stock, considering the market appreciation, dividends received or dividend reinvestment. This third and last bonus component recognizes consistent improvement in shareholder value. The maximum total incentive bonus that may be awarded could be 68.75% of base salary if all components of the bonus program are achieved.

         For 1999, this incentive bonus was 37.26% of Mr. Carrion's base salary. The first objective of net income after tax was 100% of target net income. The ROE obtained was 15.45% thereby exceeding the required minimum of 15%. Total shareholder return, which was to exceed 20% annually for a consecutive three-year period, was 20.27% for the three-year period ended December 31, 1999. Mr. Carrion recommended to the Committee that it consider the bonus on a future date. This was accepted by all the members of the Committee.

EXECUTIVE OFFICERS

         The group of Executive Officers is composed of two Senior Executive Vice Presidents of the Corporation and seven Executive Vice Presidents of the Corporation (the "Executive Officers") all of whom participate in the Profit Sharing, Annual Incentive and Long-Term Incentive Plans of the Bank. The President and CEO sets the salary increases and the bonuses to be awarded to the Executive Officers pursuant to the incentive plans.

         The salary increase program allows discretionary salary increases based on individual performance to be twice the increases of the Executive Officers as a group. It provides the CEO the opportunity to recognize changes in individual responsibilities and performance levels.

         Each Executive Officer participates in the Annual Incentive Plan. In 1999, a bonus of 37.26% of base salary was awarded to each Executive Officer. This bonus was based on the fact that the Corporation's net income after tax was 100% of target net income, ROE obtained was 15.45%, exceeding the required minimum of 15%, and total shareholder return which was to exceed 20% annually for a consecutive three-year period, was 20.27% for the three-year period ended December 31, 1999.

                              EXECUTIVE COMPENSATION

         The following table sets forth all cash compensation paid by the Corporation or its subsidiaries to the ten highest paid Executive Officers of the Corporation and the two most highly compensated principal officers of the Corporation's subsidiaries for 1999.

                   HUMAN RESOURCES AND COMPENSATION COMMITTEE

            Juan A. Albors                            Hector R. Gonzalez
            Salustiano Alvarez Mendez                 Alberto M. Paracchini
            Francisco J. Carreras                     Francisco M Rexach Jr.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                FISCAL    ANNUAL COMPENSATION    ALL OTHER ANNUAL  INCENTIVE PLAN
NAME AND PARTICIPANT POSITION                    YEAR     SALARY(A)     BONUS(B) COMPENSATION(C)     PAYOUTS(D)           TOTAL
-----------------------------                    ----     ---------     -------- ----------------  --------------         -----
Richard L. Carrion                               1999     $540,000      $72,164   $ 53,327               -0-           $  665,491
  Chairman,                                      1998      526,667      262,552     46,134          $470,142            1,305,495
  President and CEO                              1997      500,000      275,942     62,181            91,195              929,318

David H. Chafey Jr.                              1999      412,920      209,480     41,638               -0-              664,038
  Senior Executive Vice President                1998      393,000      194,560     35,356           281,995              904,911
    of the Corporation                           1997      350,000      197,909     44,401            63,240              655,550

Jorge A. Junquera                                1999      401,760      203,866     40,752               -0-              646,378
  Senior Executive Vice President                1998      384,000      189,479     34,722           281,995              890,196
    of the Corporation                           1997      350,000      197,954     44,401            64,646              657,001

Carlos  J.  Vazquez                              1999      309,742      157,075     31,418               N/A              498,235
  Executive Vice President                       1998      293,645      140,254     21,017               N/A              454,916
    of the Corporation                           1997      207,308      179,286      1,770               N/A              388,364

Larry B. Kesler                                  1999      271,317      137,646     27,521               -0-              436,484
  Executive Vice President                       1998      258,952      127,899     23,415           196,911              607,177
    of the Corporation                           1997      235,648      132,537     29,895            51,488              449,568

Maria Isabel P. de Burckhart                     1999      255,954      129,860     25,963               -0-              411,777
  Executive Vice President                       1998      244,288      120,664     22,089           190,731              577,772
    of the Corporation                           1997      223,187      125,109     28,314            50,349              426,959

Humberto Martin                                  1999      255,409      129,554     25,907               -0-              410,870
  Executive Vice President                       1998      244,633      120,448     22,120           188,811              576,012
    of the Corporation                           1997      225,978      127,075     28,668            48,462              430,183

Roberto R. Herencia                              1999      238,411      120,894     23,476               -0-              382,781
  Executive Vice President                       1998      226,600      112,292     19,824               N/A              358,716
    of the Corporation                           1997      201,667      112,248     25,584               N/A              339,499

Emilio E. Pinero                                 1999      235,275      119,449     23,865               -0-              378,589
  Executive Vice President                       1998      224,552      110,996     20,305           178,512              534,365
    of the Corporation                           1997      205,720      115,125     25,927            47,576              394,348

Carlos Rom Jr.                                   1999      210,077      106,546     21,309               -0-              337,932
  Executive Vice President                       1998      201,083       99,045     18,183               N/A              318,311
    of the Corporation                           1997      184,500      104,400     23,406               N/A              312,306

Kenneth McGrath                                  1999      180,000      224,200     75,000               N/A              479,200
  President of Popular Securities, Inc.          1998      175,000      165,200     59,000               N/A              399,200
    (a wholly-owned subsidiary                   1997      170,833      194,410     39,750               N/A              404,993
    of the Corporation)

Cameron E. Williams(e)                           1999      250,000      150,000     62,000               N/A              462,000
  President of Equity One, Inc.
    (a wholly-owned subsidiary
    of Popular North America, Inc.)


--------------------------------

(a)      Salaries before deductions.
(b) The bonus amount for the Bank's Executive Officers includes a Christmas bonus, the bonus awarded under the Annual Management Incentive Compensation Plan, and the cash portion payable under the Profit Sharing Plan of the Bank. For Mr. Vazquez the 1997 bonus does not include a Profit Sharing bonus but rather a special bonus of $49,000 paid with the Corporation's common stock purchased in the open market. For Mr. McGrath, the amount includes Christmas and performance bonus. For Mr. Williams, the amount includes the annual performance bonus.
(c) For the Bank's Executive Officers, except for Mr. Vazquez in 1997, the amount includes deferred portion awarded under the Profit Sharing Plan of the Bank, amounts accrued under the Benefit Restoration Plan, the amount from the Profit Sharing deferred and allocated to Stock Plan and the Bank's matching contribution to Stock Plan, which are described on pages 15 through 17. In the case of Mr. Vazquez, the amount for 1997 only includes the Bank's matching contribution to Stock Plan. For Mr. McGrath, amount includes matching contribution to an 1165(e) plan and a deferred portion of the performance bonus. For Mr. Williams, amount represents the contribution of Equity One, Inc. pursuant to Section 401(k) matching and deferred compensation under Supplementary Executive Retirement Plan. Does not include the value of perquisites and other personal benefits because the aggregate amount of such benefits does not exceed the lesser of $50,000 or 10% of total amount of annual salary and bonus of any named individual.
d) For the 1997-1999 Long-Term Incentive Plan, the performance of Popular, Inc.'s stock during the three-year period did not equal or exceed the three-year combined performance of the S&P 500 Index and the S&P Financials Index. In addition, the three-year average ROE target was not achieved, nor was the Peer Group three-year average median ROE exceeded. Also, Popular, Inc.'s average ROE did not represent an improvement over the base year ROE compared to the Peer Group's median ROE. Therefore, none of the shares assigned at the beginning of the plan were awarded.
e)       Information presented for 1999, 1998 and 1997, except for Mr. Cameron
         E. Williams who was appointed President of Equity One, Inc. in 1999. No disclosure is required with respect to this officer.

LONG-TERM INCENTIVE PLAN

         Since 1994, the Executive Officers participate in a Long-Term Incentive Plan, the goal of which is to encourage long-term corporate performance and objectives. This Plan divided the incentive payment as follows: 75% based on the attainment of a preestablished three-year average ROE objective for the performance period and 25% based on the achievement of an average ROE greater than the Peer Group's three-year average median ROE. If the ROE for the Corporation does not equal or exceed the Peer three-year average median ROE, the Human Resources Committee, at its own discretion, may recommend the distribution of 25% of the targeted bonus if the average results attained for the Plan year represent an improvement of no less than 25% over the base year. The incentive percentage is established depending on the participant's base salary at the beginning of the three-year period. The resulting dollar amount is divided by the average closing price of the Corporation's common stock.

         On April 27, 1999, the Board approved an amendment to the Long-Term Incentive Plan changing the calculation of the amount of the incentive awarded. Thereafter, the incentive will be determined based on the market performance of the Corporation's common stock as compared to the combined performance of the S&P 500 Index and the S&P Financials Index during the three-year period of the plan. Beginning in 2000 the S&P Banks Index will be also included in the calculation of the Long-Term Incentive Plan. The range to determine the percentage of base salaries is as follows:

                           Range
                           -----
             Score                      Incentive
             -----                      ---------
            <100%                           0%
            100-109                        15%
            110-119                        25%
            120-129                        50%
            130-139                        75%
            140-149                       100%
            150 and over                  110%

         The score represents the relationship of the performance of the Corporation's common stock during the three-year period, compared with the average appreciation of the S&P 500 Index and the S&P Financials Index. If the Corporation's target is met or exceeded, the share payments corresponding to the Corporation's and Peer Group's goals are increased up to 110% of the base salary of the participant at the end of the Plan year.

         The three-year period for the 1997-1999 and 1998-2000 Long-Term Incentive Plans had not concluded when the amendment became effective. A transition rule was approved for these plans to allow a proportional calculation based on the method used at the inception of each plan and the new method.

         For both Plans the incentive payment shall be made in common stock of the Corporation. All common stock to be awarded under this program is purchased in the open market. The incentive payment could be deferred, at the option of the participant, until his (her) retirement or it could be paid in common stock of the Corporation. If the payment is made in common stock of the Corporation a portion equal to the estimated tax due may be paid in cash.

         The estimated maximum shares that could be awarded to the Executive Officers under the 1999-2001 Long-Term Incentive Plan are set forth below:

                           LONG-TERM INCENTIVE AWARDS

                                                             ESTIMATED
                                                              NUMBER                      PERFORMANCE
                                                                OF                          PERIOD
                       NAME                                  SHARES (A)                  UNTIL PAYOUT
                       ----                                  ----------                  ------------
                Richard L. Carrion                            22,603.22                 1/1/99-12/31/01
                David H. Chafey Jr.                           17,395.44                 1/1/99-12/31/01
                Jorge A. Junquera                             16,925.29                 1/1/99-12/31/01
                Carlos J. Vazquez                             13,048.76                 1/1/99-12/31/01
                Larry B. Kesler                               11,430.03                 1/1/99-12/31/01
                Maria Isabel P. de Burckhart                  10,782.78                 1/1/99-12/31/01
                Humberto Martin                               10,759.84                 1/1/99-12/31/01
                Roberto R. Herencia                           10,043.74                 1/1/99-12/31/01
                Emilio E. Pinero                               9,911.60                 1/1/99-12/31/01
                Carlos Rom Jr.                                 8,850.08                 1/1/99-12/31/01

         (a) The estimated maximum number of shares was calculated based on the base salary of the participant at January 31, 2000 and the average closing price of the Corporation's common stock from November 1, 1999 to February 29, 2000.

         For the 1997-1999 Long-Term Incentive Plan, the performance of Popular, Inc.'s stock during the three-year period did not equal or exceeded the three-year combined performance of the S&P 500 Index and the S&P Financials Index. In addition, the three-year average ROE target was not achieved, nor was the Peer Group three-year average median ROE exceeded. Also, Popular, Inc.'s average ROE did not represent an improvement over the base year ROE compared to the Peer Group's median ROE. Therefore, the total shares assigned at the beginning of the plan were not awarded.

OTHER INCENTIVE COMPENSATION PLANS OF THE BANK

         The Bank has an Annual Management Incentive Plan for different management levels. Under this Plan, incentive bonuses are based on individual performance as well as the Corporation or Bank's performance, measured by net income and ROE. The weight assigned to the Corporation or the Bank's performance objectives varies according to management level, but the individual performance is a criterion for all managers participating.

         The Bank also has an Excellence in Performance Program in which all employees participate. This program rewards employees for extraordinary personal contributions that are nonrecurring in nature, typically not recognizable through merit or promotional salary action, and clearly recognized as such by management and peers alike.

         Additionally, the Bank has several functional incentive programs that reward employees' productivity in specific areas.

PROFIT SHARING PLAN OF THE BANK

         All officers and regular monthly salaried employees of the Bank are active participants in the Bank's Profit Sharing Plan, as of the first day of the calendar month following the completion of one year of service.

         Under this plan, the Board of Directors determines the Bank's annual contribution based on the profits of the Bank for the year. The amount allocated to each officer or employee is based on his or her earned salary for the year. The total amount contributed for the year 1999 was $23,840,757. Of the total awarded 40% is contributed to the Profit Sharing Plan, 10% to the Stock Plan and the remainder (50%) is paid in cash. However, since 1998 each officer and employee may elect to increase his (her) contribution to the Stock Plan up to 15%; as a result of this election 38% was contributed to the Profit Sharing Plan and 12% to the Stock Plan.

BENEFIT RESTORATION PLAN OF THE BANK

         The Internal Revenue Service (IRS) set a limit of $160,000 as the amount of compensation that may be considered in calculating future retirement payments from qualified pension plans. This limit applies to the Bank's Retirement Plan, Profit Sharing and Stock Plan.

         The Board of Directors has approved a "Benefit Restoration Plan" for those officers whose annual compensation is higher than the established limit. This non-qualified plan will provide those benefits that cannot be accrued under the Bank's Retirement and Profit Sharing Plan, which are qualified plans. Benefits under the Benefit Restoration Plan shall be equal to the account balance that would be provided under the Profit Sharing Plan and equal to the benefits that would have been accrued under the Retirement Plan. The Plan is unfunded.

RETIREMENT PLAN OF THE BANK

         The Bank has a noncontributory, defined benefit Retirement Plan covering substantially all regular monthly employees. Monthly salaried employees are eligible to participate in the Plan following the completion of one year of service and 21 years of age. Pension costs are funded in accordance with the minimum funding standards under the Employee Retirement Income Security Act ("ERISA").

         The basis for the Retirement Plan formula is total compensation, which includes Christmas Bonus, incentives, overtime, differentials, Profit Sharing cash bonuses and any other compensation received by the employees. Benefits are paid on the basis of a straight life annuity plus supplemental death benefits and are not reduced for Social Security or other payments received by participants.

         Normal retirement age at the Bank is a combination of years of age and completed years of service totalling 75. Early retirement is at 55 years of age with 10 years of service. Employees with 30 years of service or more are provided with a retirement benefit of 40% of total compensation. Benefits are reduced only if the employee retires before age 55. Benefits are subject to the U.S. Internal Revenue Code limits on compensation and benefits.

         The following table sets forth the estimated annual benefits that would become payable under the Retirement Plan and the Benefit Restoration Plan based upon certain assumptions as to total compensation levels and years of service. The amounts shown in this table are not necessarily representative of amounts that may actually become payable under the plans. The amounts represent the benefits upon retirement on December 31, 1999, of a participant at age 65.

    TOTAL
  COMPENSATION                                ESTIMATED ANNUAL BENEFITS / YEARS OF SERVICE

                                    15                     20                    25                   30               35
                                    --                     --                    --                   --               --
      $1,400,000                 $256,000              $ 357,000            $  459,000          $  560,000         $560,000
       1,300,000                  237,000                332,000               426,000             520,000          520,000
       1,200,000                  219,000                306,000               393,000             480,000          480,000
       1,100,000                  201,000                281,000               360,000             440,000          440,000
       1,000,000                  183,000                255,000               328,000             400,000          400,000
         900,000                  164,000                230,000               295,000             360,000          360,000
         800,000                  146,000                204,000               262,000             320,000          320,000
         700,000                  128,000                179,000               229,000             280,000          280,000
         600,000                  110,000                153,000               197,000             240,000          240,000
         500,000                   91,000                128,000               164,000             200,000          200,000
         400,000                   73,000                102,000               131,000             160,000          160,000
         300,000                   55,000                 77,000                98,000             120,000          120,000

         The 1999 total compensation and estimated years of service at age 65 for the ten highest paid key policy-making Executive Officers of the Corporation are as follows.

                                                                          ESTIMATED
                                                     1999                  YEARS OF
                                                    TOTAL                  SERVICE
                                                 COMPENSATION             AT AGE 65
                                                 ------------             ---------
Richard L. Carrion                              $    665,000                41.6
David H. Chafey Jr.                                  664,000                39.8
Jorge A. Junquera                                    646,000                41.5
Carlos J. Vazquez                                    498,000                26.4
Larry B. Kesler                                      436,000                16.5
Maria Isabel P. de Burckhart                         412,000                33.7
Humberto Martin                                      411,000                40.1
Roberto R. Herencia                                  383,000                31.7
Emilio E. Pinero                                     379,000                43.2
Carlos Rom Jr.                                       338,000                35.2

STOCK PLAN OF THE BANK

         The Bank has adopted two Stock Plans, one covering employees of the Bank in Puerto Rico and another covering employees of the Bank in the British and U.S. Virgin Islands. All regular monthly salaried employees of the Bank are eligible to participate in the Stock Plans following the completion of three-months of service (30 days of service for British and U.S. Virgin Islands' employees).

         The Bank may contribute a discretionary amount based on the profits of the Bank for the year, which is allocated to each officer or employee based on his or her basic salary for the year, as determined by the Board. The Stock Plans also allow employees to voluntarily elect to defer a predetermined percentage not to exceed 10% of their pre-tax base compensation (after tax in the British Virgin Islands) up to a maximum amount as determined by the applicable tax laws. The Bank will match 50% of the amount contributed by a participant up to a maximum participant contribution of two percent (2%) (six percent (6%) for the British and U.S. Virgin Islands' employees) of the participant's annual base salary.

STOCK PLAN OF BANCO POPULAR NORTH AMERICA

         Banco Popular North America has adopted a defined contribution plan ("401(k) Plan") covering all employees. All regular monthly salaried employees are eligible to participate in the 401(k) Plan following the completion of 30 days of service.

         The 401(k) Plan also allows employees to voluntarily elect to defer a predetermined percentage not to exceed 10% of their pre-tax base compensation up to a maximum amount as determined by the applicable tax laws. Banco Popular North America will match 50% (100% if the participant elect to invest his (her) contribution in the Corporation's common stock) of the amount contributed by a participant up a maximum of six percent (6%) of the participant's annual base salary.

DEFERRED COMPENSATION PLAN OF POPULAR SECURITIES, INC.

         Popular Securities, Inc. maintains a non-qualified deferred compensation plan under which a selected group of highly compensated employees of Popular Securities, Inc. are required to defer a portion of their incentive performance bonus. The amount deferred and interest credits are paid to participants as follows: (a) 50% on or before January 31 of the second fiscal year following the fiscal year for which such amounts were contributed and (b) 50% on or before January 31 of the third fiscal year following the fiscal year for which such amounts were contributed.

         On October 22, 1999, Popular Securities, Inc. created a "Rabbi Trust" (the "Trust") to invest the amounts deferred under the non-qualified deferred compensation plan, if so elected by the participant. The Trust assets are subject to the claims of Popular Securities, Inc.'s creditors in the event of Popular Securities, Inc.'s insolvency until paid to non-qualified deferred compensation plan participants at such times as specified above. The principal balance held by the Trust and any realized and unrealized appreciation are exclusively for the benefit of the non-qualified deferred compensation plan's participants. The earnings on the principal of the Trust are for the exclusive benefit of Popular Securities, Inc.

EMPLOYEE BENEFIT PLAN OF POPULAR SECURITIES, INC.

         Popular Securities, Inc. maintains a contributory savings plan (1165(e)) which is available to employees with more than one year of service. Popular Securities, Inc.'s contributions include a matching contribution and an additional profit sharing contribution. Employees are fully vested on these contributions after five years of service.

DEFERRED COMPENSATION PLAN OF EQUITY ONE, INC.

         Equity One, Inc. adopted a deferred compensation plan designed to provide a post retirement benefit to several key executives. Equity One, Inc. purchases flexible, variable life insurance policies for each participant and names itself as beneficiary. The cash surrender values of the policies are expected to pay benefits to the participants upon their retirement. Should the participant terminate their employment prior to retirement, they are entitled to their vested portion of their account.

EMPLOYEE BENEFIT PLAN OF EQUITY ONE, INC.

         Equity One, Inc. sponsors a defined contribution plan (401(k)) covering all eligible employees. Contributions to this plan are in the form of employee salary deferrals which are subject to an employer matching contribution up to a specified limit at the discretion of Equity One, Inc.

                                  POPULAR, INC.
                               PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholder return during the measurement period with the cumulative total return, assuming reinvestment of dividends, of the National Association of Securities Dealers Automated Quotation System (NASDAQ) Stock Market Index and the NASDAQ Bank Composite Index.

         The cumulative total shareholder return was obtained by dividing (i) the cumulative amount of dividends per share, assuming dividend reinvestment, since the measurement point, December 31, 1994 plus (ii) the change in the per share price since the measurement date, by the share price at the measurement date.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         TOTAL RETURN AS OF DECEMBER 31
                             (DECEMBER 31, 1994=100)


                                    [GRAPH]

COMPANY/INDEX                      BASE
                                   PERIOD        12/31/94         12/31/95     12/31/96     12/31/97     12/31/98     12/31/99
POPULAR, INC.                      7.03125        100.00            137.78      240.00       352.00       483.56         397.33
NASDAQ BANKS COMPOSITE             240.176        100.00            149.00      196.73       329.39       327.11         314.42
NASDAQ STOCK MARKET                244.532        100.00            141.33      173.89       213.07       300.25         542.43

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board intends to retain the services of PricewaterhouseCoopers LLP as the independent auditors of the Corporation for the year 2000.
PricewaterhouseCoopers LLP (former Price Waterhouse) served as independent auditors of the Bank since 1971 and of the Corporation since May 1991, when it was appointed by the Board.

         Representatives of PricewaterhouseCoopers LLP will attend the Meeting and will be available to answer any appropriate questions that may arise; they will also have the opportunity to make a statement if they so desire.

            PROPOSALS OF SECURITY HOLDERS TO BE PRESENTED AT THE 2001
                         ANNUAL MEETING OF STOCKHOLDERS

         Stockholders' proposals intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Corporation's Secretary, at its principal executive offices, Popular Center Building, San Juan, Puerto Rico, 00918, not later than November 24, 2000 for inclusion in the Corporation's Proxy Statement and Form of Proxy relating to the 2001 Annual Meeting of Stockholders.

                                  OTHER MATTERS

         Management does not know of any other matters to be brought before the Meeting other than those described previously. Proxies in the accompanying form will confer discretionary authority to the Proxyholders with respect to any such other matters presented at the meeting.

         To avoid delays in ballot taking and counting, and in order to assure that your Proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: upon signing a Proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title. If shares are in the name of more than one recordholder, all should sign.

         Whether or not you plan to attend the Meeting, it is very important that your shares be represented and voted in the Meeting. Accordingly, you are urged to properly complete, sign, date and return your Proxy Card or vote by telephone or by Internet.

San Juan, Puerto Rico, March 15, 2000

      RICHARD L. CARRION                      SAMUEL T. CESPEDES
Chairman of the Board, President                  Secretary
  and Chief Executive Officer

YOU MAY REQUEST A COPY OF THE REPORT ON FORM 10K FILED WITH THE SEC BY CALLING
(787) 765-9800 OR WRITING TO AMILCAR JORDAN, SENIOR VICE PRESIDENT, BANCO POPULAR DE PUERTO RICO, P.O. BOX 362708, SAN JUAN, PR 00936-2708.

[POPULAR, INC. LOGO]
c/o BANCO POPULAR de PUERTO RICO
TRUST DIVISION
PO BOX 362708
SAN JUAN, PR 00936-2708


              IF YOU WISH TO VOTE BY TELEPHONE, INTERNET OR MAIL,
                      PLEASE READ THE INSTRUCTIONS BELOW.

Popular, Inc. encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2000 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located above, and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET WWW.PROXYVOTE.COM
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located above, to obtain your records and create an electronic ballot.

VOTE BY MAIL
Please mark, sign, date and return this card promptly using the enclosed postage pre-paid envelope to: BANCO POPULAR de PUERTO RICO, TRUST DIVISION, PO BOX 362708, SAN JUAN, PUERTO RICO 00936-2708. No postage is required if mailed in the United States, Puerto Rico or the U.S. Virgin Islands.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:


                       KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                      DETACH AND RETURN THIS PORTION ONLY


[POPULAR, INC. LOGO]                PROXY


The Board recommends a vote for the nominees listed below:
ELECTION OF DIRECTORS -- NOMINEES:
1) JUAN J. BERMUDEZ, 2) RICHARD L. CARRION,
3) JORGE A. JUNQUERA, 4) FRANCISCO M. REXACH JR.

         FOR ALL           WITHHOLD ALL          FOR ALL EXCEPT
           [ ]                 [ ]                    [ ]

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

________________________________________________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Richard L. Carrion, Jorge A. Junquera and David
H. Chafey Jr. or any one or more of them as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated above all the shares of common stock of Popular, Inc. held of record by the undersigned on March 6, 2000, at the Annual Meeting of Shareholders to be held at the Centro Europa Building, 1492 Ponce de Leon Avenue, 3rd Floor, San Juan, Puerto Rico, on April 25, 2000, at 10:30 a.m. or at any adjournments thereof. The Proxies are further authorized to vote such shares upon any other business that may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL THE NOMINEES LISTED ABOVE.

             PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

   PLEASE SIGN AS YOUR NAME APPEARS ON THIS FORM. IF SHARES ARE HELD JOINTLY,
                            ALL OWNERS SHOULD SIGN.
                         (VEA AL DORSO TEXTO EN ESPANOL)



_________________________________________       _______________________________
Signature [PLEASE SIGN WITHIN BOX]   Date       Signature (Joint Owners)   Date